Exhibit 4.2
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                            MARKET AGENT AGREEMENT

         This Market Agent Agreement, dated as of [ ], 2003 (the "Agreement") is entered into by and among, [Banc of America Securities LLC ("BAS")], (the "Market Agent"), [the trustee] (the "Trustee") and Bond Products Depositor LLC (the "Depositor") in accordance with the Trust Agreement (as defined below). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement. This Agreement shall constitute the "Market Agent Agreement" as defined in the Trust Agreement.


                                  WITNESSETH:
                                  ----------

         WHEREAS, concurrently with the execution of this Agreement, the Depositor and the Trustee will enter into a trust agreement, dated as of [ ], 2003 (the "Standard Terms"), between the Depositor and the Trustee, as supplemented and amended by the Series 2003-[ ] Series Supplement, dated as of [ ], 2003 (the "Series Supplement" and together with the Standard Terms, the "Trust Agreement");

         WHEREAS, pursuant to the Trust Agreement, the Depositor will acquire certain Deposited Assets and will deposit such assets into a trust created [pursuant to the Trust Agreement][by the Depositor] for the benefit of certain certificateholders;

         WHEREAS, the Trustee desires to retain BAS to render certain services to the Trustee with respect to the Deposited Assets in the manner and on the terms as set forth herein and in the Trust Agreement; and

         WHEREAS, BAS is a recognized broker-dealer which satisfies the qualifications for a Market Agent set forth in the Trust Agreement and desires to provide the services to the Trustee as described hereinafter and in the Trust Agreement on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, BAS, the Depositor and the Trustee hereby agree as follows:

         Section 1. Duties and Rights of the Market Agent. The Depositor hereby employs BAS to act as the Market Agent for the Trustee and to furnish to the Trustee all of the services of the Market Agent set forth herein and in the Trust Agreement, including, but not limited to, acting on behalf of the Trustee in connection with the following as provided in the Trust Agreement (references herein are to sections of the Standard Terms):

                       (i) upon (A) the occurrence of a default with respect
              to a Deposited Asset as described in Section 3.07 of the Standard Terms, or (B) the failure of an Underlying Securities Issuer of an Underlying Security (the outstanding principal balance of which equals or exceeds ten percent (10%) of the aggregate principal balance of the Underlying Securities) to file periodic reports as described in Section 3.12 of the Standard Terms, or (C) receipt by the trust of a security from an Underlying Securities Issuer submitted to the trust in exchange for an existing Underlying Security, the Trustee may direct the Market Agent to sell such Deposited Asset in accordance with the Bidding Procedures set forth in Section 3.13 of the Standard Terms and to deposit the Liquidation Proceeds thereof into the Certificate Account pursuant to Sections 3.03(a) and 3.04 of the Standard Terms, and

                       (ii) In addition to the foregoing, to the extent
              specified in the applicable Series Supplement, upon the occurrence of certain specified events, the Trustee may direct the Market Agent to sell the Underlying Securities in compliance with the Bidding Procedures and to deposit the Liquidation Proceeds thereof into the Certificate Account pursuant to Sections 3.03(a) and 3.04 of the Standard Terms.

BAS hereby accepts such engagement and agrees during the term of the Certificates to render such services and to assume the obligations of the Market Agent as described herein and in the Trust Agreement.

         Section 2. Compensation of BAS. In consideration for the above described services, BAS shall be entitled to receive a fee which shall be separately agreed between the Trustee and BAS. It shall be the sole responsibility of the Trustee to pay such fee and neither the Trust, nor the Depositor, shall have any obligation to compensate BAS for the services it renders pursuant to the terms of the Market Agent Agreement.

         Section 3. Limitation of Liability of the Market Agent. The Market Agent shall not be liable in contract, tort or otherwise to the Trust or the Depositor for any losses, costs or damages arising out of its performance of its obligations and duties hereunder except for willful misconduct, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

         Section 4. Term of this Agreement. This Agreement, which shall be a binding agreement as of the date hereof, shall terminate upon the earlier to occur of (a) the termination of the Trust Agreement, (b) the removal of the Market Agent by the Trustee in accordance with Section 8.01 of the Standard Terms or (c) 60 days after the receipt by the Trustee of written notice from BAS of its resignation as Market Agent.

         Section 5. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom by any party hereto shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such amendment or waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 6. Notice Addresses. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be deemed to have been duly given if sent by facsimile transmission (i) if to the Market Agent, to the number set forth below and (ii) if to the Trustee, as set forth in the Trust Agreement:

If to BAS:        Banc of America Securities LLC
                  [representative and/or department]
                  100 North Tryon Street
                  Charlotte, North Carolina  28255
                  Facsimile: (704) ___-____

         Section 7. Assignment. Except as provided in this Section 7, this Agreement may not be assigned by the Market Agent without the prior consent of the Trustee in accordance with the Trust Agreement. The Market Agent shall have the right to transfer and assign all of its rights, duties, obligations and liabilities under this Agreement to an affiliate of the Market Agent; provided, however, that such transfer and assignment shall be upon the condition that the due and punctual performance and observance of all the terms and conditions of this Agreement and the Trust Agreement to be performed by the Market Agent shall, by an agreement supplemental hereto, be assumed by such affiliate just as fully and effectually as if such affiliate had been the original party of the first part to this Agreement

         Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such state (without reference to choice of law doctrine).

         Section 9. Entire Agreement. This Agreement embodies the entire agreement and understanding among BAS, the Depositor and the Trustee and supersedes any and all prior agreements and understandings among BAS, the Depositor and the Trustee relating to the subject matter hereof.

         Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         WITNESS WHEREOF, the parties hereto have executed and delivered this Market Agent Agreement as of the day and year first above written.



                               [BANC OF AMERICA SECURITIES LLC]


                               By:   ________________________________
                                     Name:
                                     Title:


                               [name of trustee], as Trustee


                               By:   ________________________________
                                     Name:
                                     Title:


                               [BOND PRODUCTS DEPOSITOR LLC], as Depositor


                               By:   ________________________________
                                     Name:
                                     Title: